EXHIBIT 10.3.4

Loan Number 610050161

Date: April 5, 2006

LOAN MODIFICATION AND EXTENSION AGREEMENT
AND
AMENDMENT TO PROMISSORY NOTE

1.
The Loan. DICON FIBEROPTICS, INC., a California corporation (“Borrower”), is indebted to CATHAY BANK, a California banking corporation (“Lender”), under the terms of a Promissory Note dated November 20, 2001 in the original principal amount of $27,000,000.00 (the “Loan”) and issued under the terms of a Term Loan Agreement dated November 20, 2001, which Promissory Note and Term Loan Agreement were modified pursuant to the Loan Modification and Extension Agreement and Amendment to Promissory Note dated June 28, 2004 (such Promissory Note as so amended is hereinafter referred to as the “Note” and such Term Loan Agreement as so amended is hereinafter referred to as the “Term Loan Agreement”). The Note is an extension and renewal of a Construction Loan Promissory Note dated August 24, 2000. As of March 23, 2006, the unpaid principal balance of the Loan is $9,957,051.51, and interest has been paid to March 20, 2006. The Loan is evidenced by the Note and is secured by a Construction Trust Deed dated August 24, 2000 that was recorded in the Official Records of Contra Costa County, California (the “Official Records”), on August 25, 2000 as Document No. 2000-0182834-00, as modified by a Modification of Construction Trust Deed dated November 20, 2001 and recorded in the Official Records on November 27, 2001 as Document No. 2001-0361073-00 and a Modification of Construction Trust Deed dated June 28, 2004 and recorded in the Official Records on September 3, 2004 as Document No. 2004-0342993-00 (such Construction Trust Deed as so modified, hereinafter referred to as the “Trust Deed”).

2.
Extension of Maturity Date. Borrower and Lender hereby agree to extend the Final Payment Date of the Loan under the terms of the Note from October 20, 2007 to October 20, 2017, with a corresponding increase in the number of monthly payments.

3.
Decrease in Interest Rate. The interest rate to be applied to the unpaid principal balance of the Note is changed from the Index to the Index minus 1.0%. There shall be no floor rate of interest; all other interest rates remain unchanged.

4.
Partial Release and Reconveyance from Trust Deed. Notwithstanding anything in the Term Loan Agreement, the Note or the Trust Deed to the contrary, simultaneously with the execution and delivery of this Agreement Lender will grant a partial reconveyance from the lien or charge of the Trust Deed with respect to that parcel of vacant land of approximately 5.88 acres described as Lot 1 of Parcel Map MS 753-04 filed December 14, 2005, Book 195 of Maps, page 26, Official Records, together with all appurtances thereto. Borrower shall pay all costs of executing and recording the reconveyance.

5.	Modification to the Trust Deed. The Trust Deed shall be further modified to contain partial release provisions in accordance with paragraph 4 above.

6.
No Waiver. By entering into this Agreement and except as set forth herein, Lender does not waive any default, now existing or hereafter occurring, in the loan documents. Any waiver or forbearance granted by Lender does not obligate Lender to grant any other or further waiver or forbearance. Consent by Lender to this Agreement does not waive Lender’s right to require performance of Borrower’s obligations as modified hereby.

7.
Continuing Validity and Liability. Except as expressly modified or changed by this Agreement, the obligations under the Note and loan documents, including all agreements evidencing or securing the Note and loan documents, remain in full force and effect. This Agreement modifies the terms of an existing Note and loan documents and is not a novation.

8.
General. This Agreement and the existing loan documents constitute a single integrated written contract expressing the entire agreement of the parties relative to the subject matter hereof. If any provision of this Agreement is found to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such provision never comprised a part of this Agreement; and the remaining provisions hereof shall not be affected by the illegal, invalid or unenforceable provision or by its severance. At request of Lender, Borrower shall execute and deliver such further documents and do such other things, as Lender may reasonably require, in order to effect the purposes and enforceability of this Agreement and the loan documents and to obtain and continue any security interests and the perfection and priority of any security interests in the collateral. All terms, which are not defined in this Agreement, have the meaning given them in the existing loan documents. In the event of any conflict or inconsistency between the terms, conditions and provisions of this Agreement and the loan documents, this Agreement shall prevail. Headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

THIS LOAN MODIFICATION AND EXTENSION AGREEMENT AND AMENDMENT TO PROMISSORY NOTE IS ENTERED INTO AS OF THE DATE FIRST SET FORTH ABOVE.

Borrower: DICON FIBEROPTICS, INC.,
a California corporation

By: /s/ Ho-Shang Lee
Name: Ho-Shang Lee
Title: President

Lender: CATHAY BANK,
a California banking corporation

By: /s/ Eddie Chang
Name: Eddie Chang
Title: S.V.P. & Manager